EXHIBIT 17(a)


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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 50249

FORM 24F-2
Annual Notice of Securities Sold
Pursuant to Rule 24f-2

1. Name and address of issuer:
First American Funds, Inc.
601 Second Ave. South
Minneapolis, MN 55402-4302

2. Name of each series or class of funds for which this notice is filed:
Prime Obligation
Treasury Obligation
Government Obligation

3. Investment Company Act File Number: 811-5309

   Securities Act File Number: 2-74747

4. Last day of fiscal year for which this notice is filed:

   September 30, 1996

5. Check box if this notice is being filed more than 180 days after the close of the issuer's fiscal year for purposes of reporting securities sold after the close of the fiscal year but before termination of the issuer's 24f-2 declaration:
                                                     [ ]

6. Date of termination of issuer's declaration under rule 24f-2(a)(1), if applicable (see instruction A.6):

7. Number and amount of securities of the same class or series which had been registered under the Securities Act of 1933 other than pursuant to rule 24f-2 in a prior fiscal year, but which remained unsold at the beginning of the fiscal year:
Dollars $0
Shares   0

8. Number and amount of securities registered during the fiscal year other than pursuant to rule 24f-2:

9. Number and aggregate sale price of securities sold during the fiscal year:
Dollars $30,847,773,706
Shares   30,847,773,706

10. Number and aggregate sale price of securities sold during the fiscal year in reliance upon registration pursuant to rule 24f-2:
Dollars $30,847,773,706
Shares   30,847,773,706

11. Number and aggregate sale price of securities issued during the fiscal year in connection with dividend reinvestment plans, if applicable
(see Instruction B.7):
Dollars $75,441,938
Shares   75,441,938


12. Calculation of registration fee:


(I) Aggregate sale price of securities sold during the fiscal year in reliance
on rule 24f-2 (from Item 10):                                                   $30,847,773,706

(ii) Aggregate price of shares issued in connection with dividend reinvestment
plans (from Item 11, if applicable):                                            +    75,441,938

(iii) Aggregate price of shares redeemed or repurchased during the fiscal year
(if applicable):                                                                -29,453,406,285

(iv) Aggregate price of shares redeemed or repurchased and previously applied as a reduction to filing fees pursuant rule 24e-2 (if applicable):

(v) Net Aggregate price of securities sold and issued during the fiscal year in reliance on rule 24f-2 [line (i), plus line (ii), less line (iii), plus line
(iv)] (if applicable):                                                            1,469,809,359

(vi) Multiplier prescribed by Section 6(b) of the Securities of 1933 or other
applicable law or regulation (see instruction C.6):                                     x1/33th

(vii) Fee due [line (i) or line (v) multiplied by line (vi)]:                        445,396.78



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13. Check box if fees are being remitted to the Commission's lockbox depository as described in section 3a of the Commission's Rules of Informal and Other Procedures (17 CFR 202.3a).

                                                            [X]

         Date of mailing or wire transfer of filing fees to the Commission's lockbox depository: November 25, 1996



 SIGNATURES

This report has been signed below by the following person on behalf of the issuer and in the capacities and on the dates indicated.

By (Signature and Title)* /s/ Stephen G. Meyer
                              Stephen G. Meyer, Controller

Date November 25, 1996